Exhibit 99.1

Contacts:

Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
peter.garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Announces Successful Conclusion

of Agreement with Avinger

INCLINE VILLAGE, NV, September 23, 2015 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that PDL has received approximately $21.4 million in connection with the termination of PDL’s structured financing agreement with Avinger, Inc. (NASDAQ: AVGR), which included repayment of the full principal amount outstanding of $20.6 million as well as accrued interest and a prepayment fee. In April 2013, PDL entered into a loan and royalty agreement with Avinger in which PDL agreed to provide them with up to $40 million of financing and in turn would receive interest on the principal amount outstanding as well as a low single digit royalty on Avinger’s revenues from the sale of their suite of products. PDL only funded $20 million of the committed amount; however under terms of the agreement, PDL will continue to receive a reduced royalty of 0.9% on Avinger’s net revenues from the prepayment date through 2018, subject to minimum quarterly payments.

“We were pleased to have the opportunity to provide financial support to Avinger while they advanced their pipeline of products through clinical development,” stated John P. McLaughlin, president and chief executive officer of PDL. “To date, we have provided 15 different companies or institutions with non-dilutive capital and have committed over one billion dollars in the process. We are continuously assessing top quality income generating assets to add to our growing portfolio.”

About PDL BioPharma, Inc.

PDL manages a portfolio of patents and royalty assets, consisting of its Queen et al. patents, license agreements with various biotechnology and pharmaceutical companies, and royalty and other assets acquired. To acquire new income generating assets, PDL provides non-dilutive growth capital and financing solutions to late-stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic and research institutions, and inventors. PDL has funded approximately $895 million to date. PDL evaluates its investments based on the quality of the income generating assets and potential returns on investment. PDL is currently focused on intellectual property asset management, acquiring new income generating assets and maximizing value for its shareholders. PDL was founded in 1986 and is headquartered in Incline Village, Nevada. For more information, please visit www.pdl.com.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Forward Looking Statements.

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding forecasted revenues in respect of acquired assets (including royalties), investments or financial or operational performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of PDL and its market, particularly those discussed in the risk factors and cautionary statements in filings made by PDL with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and PDL does not assume any responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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